Monaker Group, Inc. 8-K

Exhibit 10.2

SECURED PROMISSORY NOTE

Effective Date: April 3, 2020	U.S. $895,000.00

FOR VALUE RECEIVED, MONAKER GROUP, INC., a Nevada corporation (“Borrower”), promises to pay to ILIAD RESEARCH AND TRADING, L.P., a Utah limited partnership, or its successors or assigns (“Lender”), $895,000.00 and any interest, fees, charges, and late fees accrued hereunder on the date that is twelve (12) months after the Purchase Price Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of ten percent (10%) per annum from the Purchase Price Date until the same is paid in full. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. This Secured Promissory Note (this “Note”) is issued and made effective as of April 3, 2020 (the “Effective Date”). This Note is issued pursuant to that certain Note Purchase Agreement dated April 3, 2020, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

1.                Payment; Prepayment.

1.1.           Payment. All payments owing hereunder shall be in lawful money of the United States of America and delivered to Lender at the address or bank account furnished by Lender to Borrower for that purpose. All payments shall be applied first to (a) Lender’s reasonable costs of collection, if any, then to (b) fees and charges hereunder, if any, then to (c) accrued and unpaid interest hereunder, and thereafter, to (d) principal hereunder.

1.2.           Prepayment. Borrower may pay all or any portion of the Outstanding Balance earlier than it is due; provided that in the event Borrower elects to prepay all or any portion of the Outstanding Balance it shall pay to Lender 115% of the portion of the Outstanding Balance Borrower elects to prepay. Early payments of less than all principal, fees and interest outstanding will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s remaining obligations hereunder. For the avoidance of doubt, Equity Payments shall be considered prepayments under this Section 1.2.

1.3.           Equity Payment Failure. Upon the occurrence of each Equity Payment Failure, the Outstanding Balance shall automatically be increased by an amount equal to ten percent (10%) of the then- current Outstanding Balance.

2.                Security. This Note is secured by the Security Agreement (as defined in the Purchase Agreement), executed by Borrower in favor of Lender encumbering the collateral set forth therein, as more specifically set forth in the Security Agreement, all the terms and conditions of which are hereby incorporated into and made a part of this Note.

3.                Redemption. Beginning on the date that is six (6) months after the Purchase Price Date, Lender shall have the right, exercisable at any time in its sole and absolute discretion, to redeem any amount of this Note up to $200,000.00 (such amount, the “Redemption Amount”) per calendar month by providing written notice to Borrower (each, a “Redemption Notice”). For the avoidance of doubt, Lender may submit to Borrower one (1) or more Redemption Notices in any given calendar month so long as the aggregate amount being redeemed in such month does not exceed $200,000.00. Upon receipt of any Redemption Notice, Borrower shall pay the applicable Redemption Amount in cash to Lender within seven (7) Trading Days of Borrower’s receipt of such Redemption Notice. Notwithstanding the foregoing, if Borrower does not pay the applicable Redemption Amount in cash to Lender within three (3) Trading Days of Borrower’s receipt of a Redemption Notice, then an amount equal to twenty-five percent (25%) of such Redemption Amount will be added to the Outstanding Balance. Borrower shall have the right to defer up to three (3) separate redemptions for up to thirty (30) days each by providing written notice to Lender within three (3) Trading Days of its receipt of a Redemption Notice. In the event Borrower elects to exercise its deferral right, the Outstanding Balance shall automatically be increased by two percent (2%) of the Outstanding Balance as of the date Borrower exercises such deferral right.

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4.                Defaults and Remedies.

4.1.           Defaults. The following are events of default under this Note (each, an “Event of Default”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder (other than an Equity Payment Failure); (b) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) Borrower makes a general assignment for the benefit of creditors; (e) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (f) an involuntary bankruptcy proceeding is commenced or filed against Borrower and is not dismissed or stayed within sixty (60) days; (g) Borrower or any pledgor, trustor, or guarantor of this Note defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower or such pledgor, trustor, or guarantor contained herein or in any other Transaction Document (as defined in the Purchase Agreement), other than those specifically set forth in this Section 4.1 and Section 4 of the Purchase Agreement; (h) any representation, warranty or other statement made or furnished by or on behalf of Borrower or any pledgor, trustor, or guarantor of this Note to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; (i) the occurrence of a Fundamental Transaction without Lender’s prior written consent; (j) any United States money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $1,000,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; and (k) Borrower fails to observe or perform any covenant set forth in Section 4 of the Purchase Agreement (other than the covenant with respect to Equity Payment Failures). The occurrence of any event set forth in Section 4.1(g) – (k) above shall not be considered an Event of Default if such event is cured within fifteen (15) days of the occurrence thereof. No “Event of Default” shall be deemed to have occurred hereunder until the end of any applicable cure period relating thereto, assuming such event which would have otherwise caused an Event of Default at the end of the applicable cure period, is not cured by the end of such applicable cure period.

4.2.           Remedies. At any time and from time to time after Lender becomes aware of the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, at any time following the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply the Default Effect pursuant to this sentence, it shall reserve the right to declare the Outstanding Balance immediately due and payable at any time and no such election by Lender shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Lender in writing). Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (b), (c), (d), (e) or (f) of Section 4.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of twenty-two percent (22%) per annum or the maximum rate permitted under applicable law (“Default Interest”). In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

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5.                Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments called for herein in accordance with the terms of this Note.

6.                Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7.                Right of First Refusal. In the event Borrower desires to make a Restricted Issuance, it must first provide notice of such proposed Restricted Issuance to Lender, which notice must include all of the material terms of the Restricted Issuance. Lender shall then have a period of ten (10) days to provide financing to the Company on the same terms as outlined in the notice of the potential Restricted Issuance. If Lender elects to not provide such financing, then Borrower may elect to make the Restricted Issuance on the same terms that were offered to Lender. In the event Borrower makes such Restricted Issuance, the Outstanding Balance will automatically be increased by three percent (3%) for each time Borrower makes a Restricted Issuance after Lender has refused to provide financing on the same terms, which increase will be effective as of the date of each Restricted Issuance. In the event Borrower fails to notify Lender of a potential Restricted Issuance and offer Lender a right of first refusal with respect to such Restricted Issuance, the Outstanding Balance will automatically be increased by ten percent (10%) for each time Borrower makes a Restricted Issuance without first offering Lender the right of first refusal to match the terms of the Restricted Issuance, which increase will be effective as of the date of each Restricted Issuance. For the avoidance of doubt, in the event Borrower offers Lender the right to match a potential Restricted Issuance, but subsequently changes the terms of such potential Restricted Issuance after Lender has refused to match the terms originally offered to it, Borrower must again comply with the terms of this Section as the alteration of the terms of such potential Restricted Issuance shall constitute a new Restricted Issuance.

8.                Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel.

9.                Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

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10.             Arbitration of Disputes. By its issuance or acceptance of this Note, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

11.             Cancellation. After repayment of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

12.             Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

13.             Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note may be offered, sold, assigned or transferred by Lender to any of its affiliates without the consent of Borrower, so long as such transfer is in accordance with applicable federal and state securities laws and written notice is provided to Borrower.

14.             Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

15.             Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages.

16.             Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

MONAKER GROUP INC.

By:	/s/
Name: Title:	Bill Kerby CEO

ACKNOWLEDGED, ACCEPTED AND AGREED

LENDER:

ILIAD RESEARCH AND TRADING, L.P.

By: Iliad Management, LLC, its General Partner

By: Fife Trading, Inc., its Manager

By
John M. Fife, President

[Signature Page to Secured Promissory Note]

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ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Default Effect” means multiplying the Outstanding Balance as of the date the applicable Event of Default occurred by (a) fifteen percent (15%) for each occurrence of any Major Default, or (b) five percent (5%) for each occurrence of any Minor Default, and then adding the resulting product to the Outstanding Balance as of the date the applicable Event of Default occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Event of Default occurred; provided that the Default Effect may only be applied three (3) times hereunder with respect to Major Defaults and three (3) times hereunder with respect to Minor Defaults. Notwithstanding the foregoing, in no event shall the foregoing balance increases exceed a maximum of thirty percent (30%) of the Outstanding Balance immediately prior to the first occurrence of an Event of Default in the aggregate.

A2. “Equity Payment” means a payment that is required to be made by Borrower to Lender pursuant to Section 4(iv) of the Purchase Agreement.

A3.“Equity Payment Failure” means the failure by Borrower to make any Equity Payment within ten

(10) days of the consummation of the applicable financing.

A4. “Fundamental Transaction” means that (a) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower’s Common Stock, or reverse splits of its outstanding and authorized shares of Common Stock to meet Nasdaq listing requirements or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.

A5.“Major Default” means any Event of Default occurring under Sections 4.1(a) or 4.1(k).

A6. “Mandatory Default Amount” means the Outstanding Balance following the application of the Default Effect.

A7. “Minor Default” means any Event of Default that is not a Major Default. A8. “OID” means an original issue discount.

A9. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, offset, or otherwise, plus the OID, the Transaction Expense Amount, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees incurred under this Note.

A10.“Purchase Price Date” means the date the Purchase Price is delivered by Lender to Borrower.

A11. “Restricted Issuance” means the issuance of any promissory note, debenture, or other instrument that evidences a debt obligation of Borrower to any person or entity who is not an officer or director of the Company. The term “Restricted Issuance” shall also not include any promissory note, debenture, or other instrument that evidences a debt obligation of Borrower which is offered to be sold, or which is sold, to any governmental (local, state or federal) agency or entity, nor shall it include any governmental (local, state or federal) grants.

A12. “Trading Day” means any day on which the New York Stock Exchange (or such other principal market for the Common Stock) is open for trading.

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